Exhibit 32.1
Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Michael D. Siegal, the Chairman & Chief Executive Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this annual report on Form 10-K for the period ended December 31, 2004 of the Company (the “Report”):
      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael D. Siegal

Michael D. Siegal
Olympic Steel, Inc.
Chairman & Chief Executive Officer
March 10, 2005